Exhibit 99.1

For More Information, please contact:
First National Bancshares, Inc.:
J. Barry Mason
President & CEO
864.594.5695

Media Contact:
Reed Byrum, APR
Byrum Innovation Group, Inc.
864.567.7468
reedbyrum@byruminnovation.com

FIRST NATIONAL BANCSHARES INTENDS TO TRANSFER TO NASDAQ CAPITAL MARKET; NO SHAREHOLDER IMPACT

SPARTANBURG, SC, November 10, 2009 -- First National Bancshares, Inc., (NASDAQ: FNSC) announced its intent as of November 9, 2009, to  submit an application to transfer its Company’s listing of common stock to the NASDAQ Capital Market, as part of its continuing efficiency efforts.

Fulfilling Company’s short- and long-term goals to decrease costs of business, the transfer to the Capital Market will have no impact on shareholders’ abilities to access the stock or make transactions. First National common stock is currently listed on the NASDAQ Global Market and can one day apply to return to that market, if its Board deems appropriate and efficient.

“This is a non-issue for First National shareholders in terms of their transactions, but an important one for the Company in terms of being constantly vigilant of achieving efficiencies wherever we can,” J. Barry Mason, President and CEO of First National Bancshares and its subsidiary, Spartanburg-based First National Bank of the South. “NASDAQ Capital Market listing simply meets our needs better than the Global Market.”

The Company intends to file a transfer application as soon as practicable. According to NASDAQ, the Capital Market does not require a fee for transfer and maintains lesser costs and its own listing standards, of which First National is currently in compliance. NASDAQ in a November 4, 2009, compliance letter to the Company suggested the possible application for transfer to the Capital Market, noting the Company’s continued requirement to adhere to Global Market listing standards such as maintaining stockholder’s equity above $10 million.
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About First National Bancshares
First National Bancshares, Inc., (NASDAQ: FNSC) is a $785.8-million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has 13 full-service branches in six South Carolina counties. First National Bancshares was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to First National's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which First National conducts operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in First National’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause First National’s results to differ materially from those described in the forward-looking statements can be found in First National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.